                                                          EXHIBIT 16

March 5, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:       Digital Descriptor Systems, Inc.
Commission File Number 0-26604

Dear Sir/Madam:

We have read item 4., Changes in Registrant’s Certifying Accountant as set forth in the Current Report on Form 8-K of Digital Descriptor Systems, Inc., dated March 5, 2004, and agree with the statement contained therein.

Very truly yours,

/s/ WithumSmith+Brown
WithumSmith+Brown